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John W. Hlywak, Jr. (Investors)           Scott Soifer
Senior Vice President & CFO               Vice President Marketing & Development
IntegraMed America, Inc.                  IntegraMed America, Inc.
(914) 251-4143                            (914) 251-4186
email: jhlywak@integramed.com             email:scott.soifer@integramed.com
Web Address: http://www.integramed.com


           SHARED RISK PROGRAM BRINGS LEADING OREGON FERTILITY CENTER
                    INTO INTEGRAMED AMERICA ALLIANCE PROGRAM

Purchase, NY, September 6, 2005 - IntegraMed America, Inc. (Nasdaq: INMD) today announced its newest network member, University Fertility Consultants clinic at Oregon Health & Science University ("OHSU"), the leading fertility center in Oregon and part of the Center for Women's Health at the University, a national center of excellence in women's health. Although the clinic will have access to all of IntegraMed's programs, it was the unique Shared Risk Refund program, which is designed to mitigate both the cost and the financial risk of IVF treatment for couples without the benefit of insurance coverage, that was the deciding factor.

"OHSU's mission revolves around improving life and lifestyle for the people of our region," said Kenneth Burry, MD. "Our endeavors in health care, scientific discovery, education and public service provide countless benefits to the Portland community. Partnering with IntegraMed, with its Shared Risk Refund program, is a clear way for University Fertility Consultants to further deliver on that mission."

A long-time leader in infertility treatment, the Portland-based University Fertility Consultants was the first infertility program in Oregon and carried out the first successful IVF and GIFT procedures, and one of the first to develop and offer ICSI, extended embryo culture, in vitro maturation, and preimplantation genetic diagnosis (PGD) to patients. University Fertility Consultants provides comprehensive infertility and assisted reproductive technologies, as well as specialized gynecological and endocrine services.

The University Fertility Consultants practice consists of Drs. Kenneth A. Burry, Marsha Jan Gorrill, Phillip E. Patton and David Lee, reproductive endocrinologists. Completing the team is David Battaglia, PhD, the practice's chief embryologist.

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Through its affiliation, University Fertility Consultants will begin offering
IntegraMed's Shared Risk Refund program, which allows patients to pursue IVF treatment with a greater sense of financial security. For a single fee, patients receive up to 6 cycles of treatment, with a substantive refund if the patient does not end up with a take-home baby.

"University Fertility Consultants have proven themselves to be true innovators in IVF and other infertility treatments," said Jay Higham, President and COO of IntegraMed America, Inc. "Partnering with an outstanding practice such as this is key to IntegraMed's growth and in keeping with our tradition of only working with the best and most influential physicians."

"This is a great fit for us," said Burry. "To be able to offer the Shared Risk Program to our patients, and provide a well-structured, affordable treatment plan that has been proven in the marketplace, is a significant benefit to our patients. And being part of the IntegraMed network means we are associated with some of the top fertility specialists in the country."

IntegraMed's network is now comprised of 25 contracted fertility centers. These centers employ 150 physicians and PhD scientists in 74 locations across the United States. They account for approximately 20% of total IVF volume performed in this country with excellent success rates. This makes IntegraMed the leader in providing services to both consumers and medical providers in the fertility field.

IntegraMed, based in Purchase, NY offers products and services to patients and medical providers focused on the $2 billion fertility industry. IntegraMed provides business services to a national network of fertility centers; distributes pharmaceutical products and treatment financing programs directly to consumers; and operates http://www.integramed.com, a leading fertility portal.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to finance future growth; the loss of significant business services contract(s); profitability at Reproductive Science Centers serviced by IntegraMed; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in IntegraMed's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of September 6, 2005 and IntegraMed undertakes no duty to update this information.

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